Exhibit 99.1

PDL Community Bancorp Announces Results for the Year Ended December 31, 2017

New York (April 2, 2018): PDL Community Bancorp, (the “Company”) (NASDAQ: PDLB), the holding company for Ponce Bank (the “Bank”), reported a net loss of $4.4 million for the year ended December 31, 2017 compared to net income of $1.4 million for the same period in 2016. The Company was formed on September 29, 2017 in conjunction with the reorganization of Ponce De Leon Federal Bank, Ponce Bank’s predecessor, into Ponce Bank Mutual Holding Company, a mutual holding company. Accordingly, the Company’s financial results of prior periods are solely those of Ponce Bank. The Company’s results of operations for 2017 include a one-time pre-tax contribution by the Company of 609,279 shares of common stock, valued at $6.1 million, and $200,000 in cash, to establish the Ponce De Leon Foundation (the “Foundation”).

The Company reported a net loss of $2.9 million for the quarter ended December 31, 2017 compared to net income of $239,000 for the same period in 2016. Earnings (loss) per share, for the period of September 29, 2017 to December 31, 2017, was ($0.16). The Company’s results for the quarter ended December 31, 2017 includes a one-time tax expense of $2.1 million due to the enactment of federal tax reform.

“The quarter ended December 31, 2017 was our first full quarter as a public company; it has been a rewarding and challenging period as we embark on deploying and growing into our capital,” said Steven A. Tsavaris, Executive Chairman. Carlos P. Naudon, President and CEO, noted that “we are delighted with our operating results, particularly with our organic loan growth, and its effects, in the face of headwinds from increasing interest rates.”

Net Interest Income

Net interest income was $32.2 million for the year ended December 31, 2017, up $4.4 million, or 15.8% from $27.8 million for the year ended December 31, 2016. The increase in net interest income for the year ended December 31, 2017 compared to the same period in 2016 reflects a $5.2 million, or 15.6%, increase in total interest and dividend income offset by an increase of $847,000, or 14.3% in total interest expense. The increase in interest and dividend income is primarily due to the mortgage loan growth that provided an increase in average outstanding loans of $129.7 million or 21.4%, for the year ended December 31, 2017 compared to the same period in 2016. The net interest rate spread and net interest margin was 3.76% and 4.02%, respectively, for the year ended December 31, 2017 compared to 3.82% and 4.02%, respectively, for the same period in 2016. The yield on loans decreased to 5.19% for the year ended December 31, 2017 from 5.39% for the same period in 2016. The increase in interest expense is due to an increase in average interest-bearing liabilities of $56.7 million, or 10.2%, for the year ended December 31, 2017 compared to the same period in 2016. The cost of interest-bearing liabilities increased to 1.11% for the year ended December 31, 2017 from 1.06% for the same period in 2016.

Net interest income was $8.5 million for the quarter ended December 31, 2017, up $1.5 million, or 21.4%, from $7.0 million for the quarter ended December 31, 2016. The increase in net interest income for the quarter ended December 31, 2017 compared to the same period in 2016 reflects a $1.8 million, or 21.2%, increase in total interest and dividend income offset by an increase of $378,000, or 24.8%, in total interest expense. The increase in interest and dividend income is primarily due to growth in the investor-owned one-to-four family, multifamily, nonresidential, and construction and land loans, that provided an increase in average outstanding loans of $174.0 million or 27.4%, for the quarter ended December 31, 2017 compared to the same period in 2016. The net interest rate spread and net interest margin was 3.58% and 3.88%, respectively, for the quarter ended December 31, 2017 compared to 3.74% and 3.95%, respectively, for the same period in 2016. The yield on loans decreased to 4.96% for the quarter ended December 31, 2017 from 5.23% for the same period in 2016. The increase in interest expense is due to an increase in average interest-bearing liabilities of $70.7 million or 12.5%, for the quarter ended December 31, 2017 compared to the same period in 2016. The cost of interest-bearing liabilities increased to 1.15% for the quarter ended December 31, 2017 from 1.07% for the same period in 2016.

Noninterest Income

Noninterest income was $688,000 for the quarter ended December 31, 2017, up $106,000, or 18.2%, from $582,000 for the same period in 2016. The increase is mainly attributed to an increase of $161,000 in late fees and prepayment charges related to mortgage loans.

Noninterest income was $3.1 million for the year ended December 31, 2017, up $673,000, or 27.7%, from $2.4 million for the same period in 2016. The increase is mainly attributed to an increase of $508,000 in late fees and prepayment charges related to mortgage loans.

Noninterest Expense

Noninterest expenses were $36.6 million for the year ended December 31, 2017, up $8.7 million, or 31.2%, from $27.9 million for the same period in 2016. The increase is mainly attributed to a one-time pre-tax contribution by the Company of 609,279 shares of common stock, valued at of $6.1 million, and $200,000 in cash, in connection with the establishment of the Foundation, combined with an increase of $2.1 million in total compensation and benefits expense which included an increase of $921,000 related to salaries and an expense of $735,000 related to the newly created Employee Stock Ownership Plan.

Noninterest expenses were $8.7 million for the quarter ended December 31, 2017, up $1.6 million, or 22.5%, from $7.1 million for the same period in 2016. The increase is mainly attributed to an increase of $1.1 million in total compensation and benefits expense which included an expense of $735,000 related to the newly created Employee Stock Ownership Plan as part of the reorganization.

Asset Quality

Nonperforming assets increased to $11.4 million or 1.23% of total assets at December 31, 2017 from $7.7 million or 1.04% of total assets at December 31, 2016. The increase is mainly attributed to an increase in nonaccruals of $3.2 million in owner-occupied one-to-four family residences.

Provision for loan losses was $1.2 million for the quarter ended December 31, 2017, compared to $139,000 for the same period in 2016. Provision for loan losses was $1.7 million for the year ended December 31, 2017, compared to a recovery of $57,000 for the same period in 2016. The allowance for loan losses was $11.1 million, or 1.37%, of total loans at December 31, 2017, compared to $10.2 million, or 1.57%, of total loans at December 31, 2016. Net charge-offs totaled $1.3 million for the quarter ended December 31, 2017, or 0.16% of average loans outstanding, compared to a recovery of $102,000 for the same period in 2016. Net charge-offs totaled $850,000 for the year ended December 31, 2017, or 0.12% of average loans outstanding, compared to a recovery of $778,000 for the year ended December 31, 2016.

Balance Sheet

Total assets increased $180.5 million, or 24.2%, to $925.5 million at December 31, 2017 from $745.0 million at December 31, 2016. Net loans increased $156.6 million, or 24.4%, to $798.7 million at December 31, 2017 from $642.1 million at December 31, 2016. The increase in net loans was primarily attributed to increases of $96.9 million in multifamily, nonresidential, construction and land loans and $59.8 million in investor-owned one-to four family residences.

Total deposits increased $70.9 million, or 11.0%, to $714.0 million at December 31, 2017 from $643.1 million at December 31, 2016. The increase in deposits was primarily attributed to increases in certificates of deposits of $41.3 million and an increase of $24.2 million in demand deposits.

Total stockholders’ equity was $164.8 million at December 31, 2017 compared to $93.0 million at December 31, 2016. The Company and the Bank exceeded all regulatory capital requirements to be deemed well-capitalized at December 31, 2017. The Bank’s total capital to risk-weighted asset ratio was 20.73%, the tier 1 capital to risk-weighted assets ratio and the common equity tier 1 capital ratio was 19.48%, the tier 1 capital to total assets ratio was 14.67% at December 31, 2017 compared to 19.21%, 17.96%, and 13.32% at December 31, 2016.

The Annual Meeting of Stockholders of PDL Community Bancorp will be held at our administrative office located at 2244 Westchester Avenue, Bronx, New York 10462 on May 10, 2018, at 10:00 am, local time.

About PDL Community Bancorp

PDL Community Bancorp is the holding company for Ponce Bank. The Bank’s business primarily consists of taking deposits from the general public and investing those deposits, together with funds generated from operations and borrowings, in mortgage loans, consisting of one-to-four family residences (investor-owned and owner-occupied), multifamily residences, nonresidential properties and construction and land, and, to a lesser extent, in business and consumer loans. The Bank also invests in securities, which have historically consisted of U.S. Government and federal agency securities and securities issued by government-sponsored or -owned enterprises, as well as, mortgage-backed securities and Federal Home Loan Bank stock. The Bank offers a variety of deposit accounts, including demand, savings, money market and certificates of deposit.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, adverse conditions in the capital and debt markets and the impact of such conditions on the Company’s business activities; changes in interest rates; competitive pressures from other financial institutions; the effects of general economic conditions on a national basis or in the local markets in which the Company operates, including changes that adversely affect borrowers’ ability to service and repay the Company’s loans; changes in the value of securities in the Company’s investment portfolio; changes in loan default and charge-off rates; fluctuations in real estate values; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; changes in government regulation; changes in accounting standards and practices; the risk that intangibles recorded in the Company’s financial statements will become impaired; demand for loans in the Company’s market area; the Company’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that the Company may not be successful in the implementation of its business strategy; changes in assumptions used in making such forward-looking statements and the risk factors described in the prospectus and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website, www.sec.gov. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, PDL Community Bancorp’s actual results could differ materially from those discussed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as may be required by applicable law or regulation.

PDL Community Bancorp and Subsidiaries

Consolidated Balance Sheets

(Dollars in thousands, except for share data)

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
	2017	2017	2017	2017	2016
ASSETS
Cash and due from banks:
Cash	$24,746	$4,716	$4,096	$4,557	$4,796
Interest-bearing deposits in banks	34,978	51,629	5,400	11,947	6,920
Total cash and cash equivalents	59,724	56,345	9,496	16,504	11,716
Available-for-sale securities, at fair value	28,897	29,312	29,668	51,937	52,690
Loans held for sale	—	—	2,143	2,143	2,143
Loans receivable, net of allowance for loan losses	798,703	767,721	732,520	677,525	642,148
Accrued interest receivable	3,335	3,132	2,917	2,749	2,707
Premises and equipment, net	27,172	25,729	25,599	25,687	26,028
Federal Home Loan Bank Stock (FHLB), at cost	1,511	1,448	1,288	2,089	964
Deferred tax assets	3,909	5,563	3,378	3,378	3,379
Other assets	2,271	3,013	5,987	4,241	3,208
Total assets	$925,522	$892,263	$812,996	$786,253	$744,983
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits	$713,985	$698,655	$702,406	$655,882	$643,078
Accrued interest payable	42	32	31	26	28
Advance payments by borrowers for taxes and insurance	5,025	5,967	4,661	5,670	3,882
Advances and borrowings	36,400	15,000	8,000	28,000	3,000
Other liabilities	5,285	4,101	3,224	3,201	2,003
Total liabilities	760,737	723,755	718,322	692,779	651,991
Commitments and contingencies	—	—	—	—	—
Stockholders' Equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized, none issued	—	—	—	—	—
Common stock, $0.01 par value; 50,000,000 shares authorized; 18,463,028 shares issued and outstanding at December 31, 2017	185	185	—	—	—
Additional paid-in-capital	84,351	84,099	—	—	—
Retained earnings	94,855	97,719	100,929	99,805	99,242
Accumulated other comprehensive loss	(7,851)	(6,257)	(6,255)	(6,331)	(6,250)
Unearned Employee Stock Ownership Plan (ESOP) shares; 675,501 shares at December 31, 2017	(6,755)	(7,238)	—	—	—
Total stockholders' equity	164,785	168,508	94,674	93,474	92,992
Total liabilities and stockholders' equity	$925,522	$892,263	$812,996	$786,253	$744,983

PDL Community Bancorp and Subsidiaries

Consolidated Statements of Income (Loss)

(Dollars in thousands, except per share data)

	For the Quarters Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2017	2017	2017	2017	2016
Interest and dividend income:
Interest on loans receivable	$10,106	$9,893	$9,581	$8,592	$8,331
Interest and dividends on investment securities and FHLB stock	221	271	123	202	211
Total interest and dividend income	10,327	10,164	9,704	8,794	8,542
Interest expense:
Interest on certificates of deposit	1,599	1,574	1,428	1,316	1,385
Interest on other deposits	168	176	161	151	140
Interest on borrowings	83	66	32	29	1
Total interest expense	1,850	1,816	1,621	1,496	1,526
Net interest income	8,477	8,348	8,083	7,298	7,016
Provision for loan losses	1,219	238	207	52	139
Net interest income after provision for loan losses	7,258	8,110	7,876	7,246	6,877
Noninterest income:
Service charges and fees	224	231	225	229	234
Brokerage commissions	94	167	168	118	133
Late and prepayment charges	207	157	235	211	46
Other	169	213	256	200	169
Total noninterest income	694	768	884	758	582
Noninterest expense:
Compensation and benefits	5,104	4,220	3,956	3,829	3,992
Occupancy expense	1,588	1,412	1,400	1,425	1,471
Data processing expenses	293	316	413	448	329
Direct loan expenses	171	189	184	195	173
Insurance and surety bond premiums	64	44	79	82	95
Office supplies, telephone and postage	317	250	282	254	252
FDIC deposit insurance assessment	4	122	58	66	(8)
Charitable foundation contributions	—	6,293	—	—	—
Other operating expenses	1,195	884	623	797	757
Total noninterest expense	8,736	13,730	6,995	7,096	7,061
Income (loss) before income taxes	(784)	(4,852)	1,765	908	398
Provision for income taxes (benefit)	2,081	(1,643)	641	345	159
Net income (loss)	$(2,865)	$(3,209)	$1,124	$563	$239
Earnings per share for the period September 29, 2017 to December 31, 2017:
Basic	$(0.16)	N/A	N/A	N/A	N/A
Diluted	$(0.16)	N/A	N/A	N/A	N/A

PDL Community Bancorp and Subsidiaries

Consolidated Statements of Income (Loss)

For the Years Ended December 31, 2017 and  2016

(Dollars in thousands, except per share data)

	For the Years Ended December 31,
	2017	2016	$	%
Interest and dividend income:
Interest on loans receivable	$38,172	$32,660	$5,512	16.88%
Interest and dividends on investment securities and FHLB stock	817	1,081	(264)	(24.42%)
Total interest and dividend income	38,989	33,741	5,248	15.55%
Interest expense:
Interest on certificates of deposit	5,917	5,502	415	7.54%
Interest on other deposits	656	427	229	53.63%
Interest on borrowings	210	7	203	2,900.00%
Total interest expense	6,783	5,936	847	14.27%
Net interest income	32,206	27,805	4,401	15.83%
Provision for loan losses (recovery)	1,716	(57)	1,773	(3,110.53%)
Net interest income after provision for loan losses (recovery)	30,490	27,862	2,628	9.43%
Noninterest income:
Service charges and fees	909	938	(29)	(3.09%)
Brokerage commissions	547	515	32	6.21%
Late and prepayment charges	810	302	508	168.21%
Other	838	676	162	23.96%
Total noninterest income	3,104	2,431	673	27.68%
Noninterest expense:
Compensation and benefits	17,109	14,979	2,130	14.22%
Occupancy expense	5,825	5,651	174	3.08%
Data processing expenses	1,470	1,617	(147)	(9.09%)
Direct loan expenses	739	860	(121)	(14.07%)
Insurance and surety bond premiums	269	464	(195)	(42.03%)
Office supplies, telephone and postage	1,103	1,071	32	2.99%
FDIC deposit insurance assessment	250	538	(288)	(53.53%)
Charitable foundation contributions	6,293	—	6,293	100.00%
Other operating expenses	3,499	2,683	816	30.41%
Total noninterest expense	36,557	27,863	8,694	31.20%
Income (loss) before income taxes	(2,963)	2,430	(5,393)	(221.93%)
Provision for income taxes	1,424	1,005	419	41.69%
Net income (loss)	$(4,387)	$1,425	$(5,812)	(407.86%)
Earnings per share for the period September 29, 2017 to December 31, 2017:
Basic	$(0.16)	N/A	N/A	N/A
Diluted	$(0.16)	N/A	N/A	N/A

PDL Community Bancorp and Subsidiaries

Key Metrics

	At or For the Years Ended December 31,
	2017	2016	2015	2014	2013
Performance Ratios:
Return on average assets	(0.51%)	0.20%	0.35%	0.35%	0.33%
Return on average equity	(3.52%)	1.53%	2.76%	2.80%	2.79%
Net interest rate spread (1)	3.76%	3.82%	3.96%	4.26%	3.99%
Net interest margin (2)	4.02%	4.02%	4.14%	4.42%	4.18%
Noninterest expense to average assets	4.28%	3.84%	3.67%	3.59%	3.30%
Efficiency ratio (3)	103.53%	92.15%	86.23%	79.34%	75.75%
Average interest-earning assets to average interest- bearing liabilities	130.35%	123.84%	121.66%	119.27%	117.72%
Average equity to average assets	14.58%	12.81%	12.78%	12.58%	11.79%
Capital Ratios:
Total capital to risk weighted assets (bank only)	20.73%	19.21%	20.72%	20.32%	18.85%
Tier 1 capital to risk weighted assets (bank only)	19.48%	17.96%	19.46%	19.06%	17.59%
Common equity Tier 1 capital to risk-weighted assets ( bank only)	19.48%	17.96%	19.46%	N/A	N/A
Tier 1 capital to average assets (bank only)	14.67%	13.32%	13.67%	13.46%	12.65%
Asset Quality Ratios:
Allowance for loan losses as a percentage of total loans	1.37%	1.57%	1.64%	1.71%	1.74%
Allowance for loan losses as a percentage of nonperforming loans	97.05%	132.15%	99.78%	58.79%	21.80%
Net (charge-offs) recoveries to average outstanding loans during the year	(0.12%)	0.13%	(0.06%)	(0.30%)	(0.61%)
Non-performing loans as a percentage of total loans	1.41%	1.19%	1.65%	2.91%	7.98%
Non-performing loans as a percentage of total assets	1.23%	1.04%	1.35%	2.28%	6.29%
Total non-performing assets as a percentage of total assets	1.23%	1.04%	1.36%	2.30%	6.24%
Total non-performing assets, accruing loans past due 90 days or more, and accruing troubled debt restructured loans as a percentage of total assets	2.72%	3.50%	4.19%	5.33%	7.50%
Other:
Number of offices	14	14	14	14	14
Number of full-time equivalent employees	177	174	175	164	168

(1)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of average interest-bearing liabilities.
(2)	Net interest margin represents net interest income divided by average total interest-earning assets.
(3)	Efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income.

PDL Community Bancorp and Subsidiaries

Loan Portfolio

	At December 31,
	2017		2016		2015		2014		2013
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Mortgage loans:
1-4 family residential
Investor Owned	$287,158	35.51%	$227,409	34.90%	$203,239	35.25%	$190,726	34.54%	$195,762	34.27%
Owner-Occupied	100,854	12.47%	97,631	14.98%	106,053	18.39%	105,222	19.05%	111,252	19.47%
Multifamily residential	188,550	23.31%	158,200	24.28%	122,836	21.30%	110,978	20.10%	107,541	18.82%
Nonresidential properties	151,193	18.70%	121,500	18.64%	106,462	18.46%	111,806	20.24%	109,603	19.19%
Construction and land	67,240	8.31%	30,340	4.66%	22,883	3.97%	18,707	3.39%	25,567	4.48%
Total mortgage loans	794,995	98.30%	635,080	97.46%	561,473	97.37%	537,439	97.32%	549,725	96.23%
Nonmortgage loans:
Business loans	12,873	1.59%	15,719	2.41%	14,350	2.49%	14,206	2.57%	20,349	3.56%
Consumer loans	886	0.11%	843	0.13%	788	0.14%	614	0.11%	1,210	0.21%
Total nonmortgage loans	13,759	1.70%	16,562	2.54%	15,138	2.63%	14,820	2.68%	21,559	3.77%
	808,754	100.00%	651,642	100.00%	576,611	100.00%	552,259	100.00%	571,284	100.00%

Net deferred loan origination costs	1,020		711		535		479		279
Allowance for losses on loans	(11,071)		(10,205)		(9,484)		(9,449)		(9,940)

Loans, net	$798,703		$642,148		$567,662		$543,289		$561,623

PDL Community Bancorp and Subsidiaries

Nonperforming Assets

	At December 31,
	2017	2016	2015	2014	2013
	(Dollars in thousands)
Nonaccrual loans:
Mortgage loans:
1-4 family residential
Investor owned	$1,034	$809	$1,635	$2,721	$7,365
Owner occupied	2,624	1,463	1,078	1,036	4,983
Multifamily residential	521	—	—	2,957	4,040
Nonresidential properties	1,387	1,614	1,660	72	1,579
Construction and land	1,075	1,145	637	259	3,019
Nonmortgage loans:
Business	147	22	13	14	236
Consumer	—	—	—	—	29
Total nonaccrual loans (not including non-accruing troubled debt restructured loans)	$6,788	$5,053	$5,023	$7,059	$21,251

Non-accruing troubled debt restructured loans:
Mortgage loans:
1-4 family residential
Investor owned	$1,144	$1,240	$2,599	$4,585	$10,059
Owner occupied	2,693	646	1,055	1,923	7,471
Multifamily residential	—	—	—	—	396
Nonresidential properties	783	783	828	2,427	5,658
Construction and land	—	—	—	—	—
Nonmortgage loans:
Business	—	—	—	79	751
Consumer	—	—	—	—	—
Total non-accruing troubled debt restructured loans	4,620	2,669	4,482	9,014	24,335
Total nonaccrual loans	$11,408	$7,722	$9,505	$16,073	$45,586

Real estate owned:
Mortgage loans:
1-4 family residential
Investor owned	$—	$—	$—	$—	$—
Owner occupied
Multifamily residential	—	—	—	—	—
Nonresidential properties	—	—	—	—	—
Construction and land	—	—	76	162	1,059
Nonmortgage loans:
Business	—	—	—	—	—
Consumer	—	—	—	—	—
Total real estate owned	—	—	76	162	1,059
Total nonpeforming assets	$11,408	$7,722	$9,581	$16,235	$46,645

Accruing loans past due 90 days or more:
Mortgage loans:
1-4 family residential
Investor owned	$7	$—	$—	$—	$—
Owner occupied	—	—	—	—	—
Multifamily residential	—	—	—	—	—
Nonresidential properties	—	—	—	126	127
Construction and land	—	—	—	1,257	894
Nonmortgage loans:
Business	—	—	—	600	—
Consumer	—	—	—	—	—
Total accruing loans past due 90 days or more	$7	$—	$—	$1,983	$1,021
Accruing troubled debt restructured loans:
Mortgage loans:
1-4 family residential
Investor owned	$6,559	$6,422	$6,579	$5,179	$2,371
Owner occupied	4,756	7,271	8,326	9,661	2,476
Multifamily residential	—	—	—	—	—
Nonresidential properties	1,958	4,066	4,186	3,590	2,262
Construction and land	—	—	—	—	—
Nonmortgage loans:
Business	477	593	814	970	—
Consumer	—	—	—	—	—
Total accruing troubled debt restructured loans	$13,750	$18,352	$19,905	$19,400	$7,109
Total nonperforming assets, accruing loans past due 90 days or more and accruing troubled debt restructured loans	$25,165	$26,074	$29,486	$37,618	$54,775
Total nonperforming loans to total loans	1.41%	1.19%	1.65%	2.91%	7.98%
Total nonperforming assets to total assets	1.23%	1.04%	1.35%	2.28%	6.24%
Total nonperforming assets, accruing loans past due 90 days or more and accruing troubled debt restructured loans to total assets	2.72%	3.50%	4.19%	5.33%	7.50%